Exhibit 10.1

AUTOWEB, INC.
2018 EQUITY INCENTIVE PLAN

AutoWeb, Inc. (“Company”), a Delaware corporation, hereby establishes and adopts the following 2018 Equity Incentive Plan (“Plan”).

 1.            PURPOSE OF THE PLAN

              The purpose of the Plan is to assist the Company and its Subsidiaries in attracting and retaining selected individuals to serve as employees, directors, officers, consultants and/or advisors who are expected to contribute to the Company’s success and to achieve long-term objectives that will benefit stockholders of the Company through the additional incentives inherent in the Awards hereunder.

 2.            DEFINITIONS

              “Award” means any Option, Stock Appreciation Right, Restricted Stock Award, Restricted Stock Unit Award, Other Share-Based Award, Performance Award or any other right, interest or option relating to Shares or other property (including cash) granted pursuant to the provisions of the Plan.

“Award Agreement” means any agreement, contract or other instrument or document evidencing any Award hereunder, whether in writing or through an electronic medium.

“Board” means the board of directors of the Company.

“Board Approval Date” means April 12, 2018, the date the Board approved this Plan.

“Business Combination” has the meaning set forth in Section 10.3(c).

“Change in Control” has the meaning set forth in Section 10.3.

“Code” means the Internal Revenue Code of 1986, as amended from time to time.

“Committee” means the Compensation Committee of the Board or a subcommittee thereof formed by the Compensation Committee to act as the Committee hereunder.  The Committee must consist of no fewer than two Directors, each of whom is (i) a “Non-Employee Director” within the meaning of Rule 16b-3 of the Exchange Act, (ii) to the extent required, an “outside director” within the meaning of Section 162(m) of the Code as in effect on immediately before the enactment of Public Law No. 115-97, and (iii) an “independent director” for purpose of the rules of the principal U.S. national securities exchange on which the Shares are traded, to the extent required by such rules.

“Company Voting Securities” has the meaning set forth in Section 10.3(b).

“Consultant” means any consultant or advisor who is a natural person and who provides services to the Company or any Subsidiary, so long as such person (i) renders bona fide services that are not in connection with the offer and sale of the Company’s securities in a capital raising transaction, (ii) does not directly or indirectly promote or maintain a market for the Company’s securities, and (iii) otherwise qualifies as a consultant under the applicable rules of the Securities and Exchange Commission for registration of shares of stock on a Form S-8 registration statement.

“Director” means a non-employee member of the Board.

“Dividend Equivalents” has the meaning set forth in Section 11.5.

“Effective Date” has the meaning set forth in Section 12.13.

“Employee” means any employee of the Company or any Subsidiary and any prospective employee conditioned upon, and effective not earlier than, such person becoming an employee of the Company or any Subsidiary.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Fair Market Value” means, with respect to Shares as of any date, (i) the closing price of the Shares as reported on the principal U.S. national securities exchange on which the Shares are listed and traded on that date, or, if there is no closing price on that date, then on the last preceding date on which a closing price was reported; (ii) if the Shares are not listed on any U.S. national securities exchange but are quoted in an inter-dealer quotation system on a last sale basis, the final ask price of the Shares reported on the inter-dealer quotation system for such date, or, if there is no sale on that date, then on the last preceding date on which a sale was reported; or (iii) if the Shares are neither listed on a U.S. national securities exchange nor quoted on an inter-dealer quotation system on a last sale basis, the amount determined by the Committee to be the fair market value of the Shares as determined by the Committee in its sole discretion. The Fair Market Value of any property other than Shares means the market value of that property determined by such methods or procedures as may be established from time to time by the Committee.

“Fungible Share Ratio” means the rate at which Full-Value Awards are counted against Plan limits as set forth in Sections 3.1(a) and 3.1(d).

“Full-Value Awards” means Awards other than Option and Stock Appreciation Rights.

“Incumbent Directors” has the meaning set forth in Section 10.3(a).

“Incentive Stock Option” means an Option that when granted is intended to qualify as an incentive stock option for purposes of Section 422 of the Code.

“Limitations” has the meaning set forth in Section 3.4.

“Non-Qualifying Transaction” has the meaning set forth in Section 10.3(c).

“Officer” means any officer of the Company or any Subsidiary.

“Option” means any right granted to a Participant under the Plan allowing that Participant to purchase Shares at such price or prices and during such period or periods as the Committee may determine.

“Other Share-Based Awards” has the meaning set forth in Section 8.1.

“Parent Corporation” has the meaning set forth in Section 10.3(c).

“Participant” means an Employee, Officer, Director or Consultant who is selected by the Committee to receive an Award under the Plan.

“Payee” has the meaning set forth in Section 12.2.

 “Performance Award” means any Award of Performance Cash, Performance Shares or Performance Units granted pursuant to Article 9.

“Performance Cash” means any cash incentives granted pursuant to Article 9 payable to the Participant upon the achievement of such performance goals as the Committee may establish.

“Performance Period” means the period established by the Committee during which any performance goals specified by the Committee with respect to a Performance Award are to be measured.

“Performance Share” means any grant pursuant to Article 9 of a unit valued by reference to a designated number of Shares, which value may be paid to the Participant upon achievement of such performance goals as the Committee may establish.

“Performance Unit” means any grant pursuant to Article 9 of a unit valued by reference to a designated amount of cash or property other than Shares, which value may be paid to the Participant upon achievement of such performance goals during the Performance Period as the Committee may establish.

“Permitted Assignee” has the meaning set forth in Section 11.3.

“Plan Expiration Date” means June 19, 2028.

“Prior Plans” means, collectively, the Company’s 1998 Stock Option Plan, 1999 Stock Option Plan, 2000 Stock Option Plan, Amended and Restated 2001 Restricted Stock and Option Plan, 2004 Restricted Stock and Option Plan, 2010 Equity Incentive Plan, and Amended and Restated 2014 Equity Incentive Plan.

“Restricted Stock” means any Share issued with the restriction that the holder may not sell, transfer, pledge or assign such Share and with such other restrictions as the Committee, in its sole discretion, may impose, which restrictions may lapse separately or in combination at such time or times, in installments or otherwise, as the Committee may deem appropriate.

“Restricted Stock Award” has the meaning set forth in Section 7.1.

“Restricted Stock Unit” means an Award that is valued by reference to a Share, which value may be paid to the Participant in Shares or cash as determined by the Committee in its sole discretion upon the satisfaction of vesting restrictions as the Committee may establish, which restrictions may lapse separately or in combination at such time or times, in installments or otherwise, as the Committee may deem appropriate.

“Restricted Stock Unit Award” has the meaning set forth in Section 7.1

“SEC” has the meaning set forth in Section 12.6.

“Shares” means the shares of common stock of the Company, par value $0.001 per share.

“Stock Appreciation Right” means the right granted to a Participant pursuant to Article 6.

“Subsidiary” means any corporation, limited liability company, partnership, joint venture or similar entity in which the Company owns, directly or indirectly, an equity interest possessing more than 50% of the combined voting power of the total outstanding equity interests of such entity.  Provided, however, in the case of an Incentive Stock Option, “Subsidiary” means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company if, at the relevant time each of the corporations other than the last corporation in the unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in the chain.  For purposes of the preceding sentence, the term “corporation” has the meaning prescribed in Section 7701(a)(3) of the Code and the regulations thereunder.

“Substitute Awards” means Awards granted or Shares issued by the Company in assumption of, or in substitution or exchange for, awards previously granted, or the right or obligation to make future awards, in each case by a company acquired by the Company or any Subsidiary or with which the Company or any Subsidiary combines.

              “Surviving Corporation” has the meaning set forth in Section 10.3(c).

              “Vesting Period” means the period of time specified by the Committee during which vesting restrictions for an Award are applicable.

  3.            SHARES SUBJECT TO THE PLAN

 3.1         Number of Shares.

              (a)           Subject to adjustment as provided in Section 11.2, as of the Effective Date, a maximum total of 2,003,758 Shares are authorized for grant under the Plan, less one (1) Share for every one (1) Share that was subject to an Option or Stock Appreciation Right granted under the Amended and Restated 2014 Equity Incentive Plan after December 31, 2017 and prior to the Effective Date, and one and three-quarters (1.75) Shares for every one (1) Share that was subject to Full-Value Awards granted under the Amended and Restated 2014 Equity Incentive Plan after December 31, 2017 and prior to the Effective Date.  Any Shares that are subject to Options or Stock Appreciation Rights must be counted against this limit as one (1) Share for every one (1) Share granted, and any Shares that are subject to Full-Value Awards must be counted against this limit as one and three-quarters (1.75) Shares for every one (1) Share granted.  After the Effective Date, no awards may be granted under any Prior Plan.

              (b)           If (i) any Shares subject to an Award are forfeited, an Award expires or an Award is settled for cash (in whole or in part), or (ii) after December 31, 2017 any Shares subject to an award under the Prior Plans are forfeited, or an award under the Prior Plans expires or is settled for cash (in whole or in part), the Shares subject to such Award or award under the Prior Plans will, to the extent of such forfeiture, expiration or cash settlement, again be available for Awards under the Plan, in accordance with Section 3.1(d) below.  In the event that withholding tax liabilities arising from an Award other than an Option or Stock Appreciation Right or, after December 31, 2017, an award other than an option or stock appreciation right under any Prior Plan are satisfied by the tendering of Shares (either actually or by attestation) or by the withholding of Shares by the Company, the Shares so tendered or withheld shall be added to the Shares available for Awards under the Plan in accordance with Section 3.1(d).  Notwithstanding anything to the contrary contained herein, the following Shares may not be added to the Shares authorized for grant under paragraph (a) of this Section 3.1: (i) Shares tendered by the Participant or withheld by the Company in payment of the exercise price of an Option or after December 31, 2017, an option granted under the Prior Plans, or to satisfy any tax withholding obligation with respect to Options or Stock Appreciation Rights or, after December 31, 2017, options or stock appreciation rights under the Prior Plans, (ii) Shares subject to a Stock Appreciation Right, or after December 31, 2017, a stock appreciation right granted under the Prior Plans that are not issued in connection with its stock settlement on exercise thereof, and (iii) Shares reacquired by the Company on the open market or otherwise using cash proceeds from the exercise of Options or after December 31, 2017, options granted under the Prior Plans.

              (c)           Substitute Awards will not reduce the Shares authorized for grant under the Plan or the Limitations applicable to a Participant under Section 3.4, nor will Shares subject to a Substitute Award again be available for Awards under the Plan to the extent of any forfeiture, expiration or cash settlement as provided in paragraph (b) above.  Additionally, in the event that a company acquired by the Company or any Subsidiary or with which the Company or any Subsidiary combines has shares available under a pre-existing plan approved by stockholders and not adopted in contemplation of such acquisition or combination, the shares available for grant pursuant to the terms of such pre-existing plan (as adjusted, to the extent appropriate, using the exchange ratio or other adjustment or valuation ratio or formula used in such acquisition or combination to determine the consideration payable to the holders of common stock of the entities party to such acquisition or combination) may be used for Awards under the Plan and will not reduce the Shares authorized for grant under the Plan; provided that Awards using such available shares may not be made after the date awards or grants could have been made under the terms of the pre-existing plan, absent the acquisition or combination, and will only be made to individuals who were not Employees or Directors prior to such acquisition or combination.

               (d)           Any Shares that again become available for grant pursuant to this Section must be added back as (i) one (1) Share if such Shares were subject to Options or Stock Appreciation Rights granted under the Plan or options or stock appreciation rights granted under the Prior Plans, and (ii) as one and three-quarters (1.75) Shares if such Shares were subject to Full-Value Awards granted under the Plan or under the Prior Plans.

3.2        Character of Shares.  Any Shares issued hereunder may consist, in whole or in part, of authorized and unissued shares, treasury shares or shares purchased in the open market or otherwise.

3.3        Limit on Awards to Non-Employee Directors.  Notwithstanding any other provision of the Plan to the contrary, the aggregate of the following during any single calendar year shall not exceed $750,000: (i) the aggregate grant date fair value (as calculated by the Company for financial accounting purposes) of all Awards granted to any non-employee Director for services during such calendar year and (ii) the sum of all cash payments to any non-employee Director made for services during such calendar year. For the avoidance of doubt, any compensation that is deferred shall be counted toward this limit for the year in which it was first earned, and not when paid or settled if later.

3.4       Limitations on Grants to Individual Participants.  Subject to adjustment as provided in Section 11.2, no Participant may (i) be granted Options or Stock Appreciation Rights during any calendar year with respect to more than 500,000 Shares and (ii) be granted Restricted Stock Awards, Restricted Stock Unit Awards, Performance Awards and/or Other Share-Based Awards in any calendar year that are intended to comply with the qualified performance-based exception under Section 162(m) of the Code as in effect immediately before enactment of Public Law No. 115-97 and applicable state tax law and denominated in Shares and under which more than 500,000 Shares may be earned for each 12 months in the Performance Period.  In addition to the foregoing, during any calendar year no Participant may be granted Performance Awards that are intended to comply with the qualified performance-based exception under Section 162(m) of the Code as in effect immediately before enactment of Public Law No. 115-97 and applicable state tax law and are denominated in cash under which more than $2,500,000 may be earned for each 12 months in the Performance Period (together, collectively with the limitations in the preceding sentence, the “Limitations”).  If an Award an individual Participant is cancelled, the cancelled Award will continue to be counted toward the applicable Limitation for such Participant.

  4.            ELIGIBILITY AND ADMINISTRATION

4.1         Eligibility.  Any Employee, Officer, Director or Consultant is eligible to be selected as a Participant.

4.2          Administration.

              (a)           The Plan must be administered by the Committee.  The Committee has full power and authority, subject to the provisions of the Plan and subject to such orders or resolutions not inconsistent with the provisions of the Plan as may from time to time be adopted by the Board, to:  (i) select the Employees, Officers, Directors and Consultants to whom Awards may from time to time be granted hereunder; (ii) determine the type or types of Awards to be granted to each Participant hereunder; (iii) determine the number of Shares (or dollar value) to be covered by each Award granted hereunder; (iv) determine the terms and conditions, not inconsistent with the provisions of the Plan, of any Award granted hereunder; (v) determine whether, to what extent and under what circumstances Awards may be settled in cash, Shares or other property; (vi) determine whether, to what extent, and under what circumstances cash, Shares, other property and other amounts payable with respect to an Award made under the Plan will be deferred either automatically or at the election of the Participant; (vii) determine whether, to what extent and under what circumstances any Award will be canceled, suspended, accelerated, or vesting terms waived; (viii) interpret and administer the Plan and any instrument or agreement entered into under or in connection with the Plan, including any Award Agreement; (ix) correct any defect, supply any omission or reconcile any inconsistency in the Plan or any Award in the manner and to the extent that the Committee deems desirable to carry it into effect; (x) establish such rules and regulations and appoint such agents as it deems appropriate for the proper administration of the Plan; (xi) determine whether any Award, other than an Option or Stock Appreciation Right, will have Dividend Equivalents; and (xii) make any other determination and take any other action that the Committee deems necessary or desirable for the administration of the Plan.

              (b)           Decisions of the Committee are final, conclusive and binding on all persons or entities, including the Company, any Participant, and any Subsidiary.  Meetings and actions of the Committee are governed by, and must be held and taken in accordance with the Company’s Bylaws and any rules adopted by the Board not inconsistent with the Company’s Bylaws.

              (c)           To the extent not inconsistent with applicable law, including the rules and regulations of the principal U.S. national securities exchange on which the Shares are traded, the Committee may: (i) delegate to a committee of one or more directors of the Company any of the authority of the Committee under the Plan, including the right to grant, cancel or suspend Awards, and (ii) authorize one or more executive officers to do one or both of the following: (A) designate officers (other than officers subject to Section 16 of the Exchange Act) and employees of the Company or any Subsidiary to be recipients of Awards, and (B) determine the number of such Awards to be received by those officers and employees provided that any resolution of the Committee authorizing such officer(s) must comply with Sections 152 or 157 of the Delaware General Corporation Law, as the case may be, and the Committee may not authorize an officer to designate himself or herself as a recipient of an Award.

 5.            OPTIONS

              5.1          Grant of Options.  Options may be granted hereunder to Participants either alone or in addition to other Awards granted under the Plan.  Any Option is subject to the terms and conditions of this Article and to such additional terms and conditions, not inconsistent with the provisions of the Plan, as the Committee deems desirable.

5.2          Award Agreements.  All Options must be evidenced by a written Award Agreement in such form and containing such terms and conditions as the Committee determines which are not inconsistent with the provisions of the Plan.  The terms and conditions of Options need not be the same with respect to each Participant.  Granting an Option pursuant to the Plan does not impose any obligation on the recipient to exercise that Option.  Any Participant who is granted an Option pursuant to this Article may hold more than one Option granted pursuant to the Plan at the same time.

5.3           Option Price.  Other than in connection with Substitute Awards, the option price per each Share purchasable under any Option granted pursuant to this Article must not be less than 100% of the Fair Market Value of one Share on the date of grant of that Option; provided, however, that in the case of an Incentive Stock Option granted to a Participant who, at the time of the grant, owns (or is deemed to own pursuant to Section 424(d) of the Code) stock representing more than 10% of the total combined voting power of all classes of stock of the Company or any Subsidiary, the option price per share must be no less than 110% of the Fair Market Value of one Share on the date of grant.  Other than pursuant to Section 11.2, the Committee may not without the approval of the Company’s stockholders (i) lower the option price per Share of an Option after it is granted, (ii) cancel an Option when the option price per Share exceeds the Fair Market Value of one Share in exchange for cash or another Award (other than in connection with a Change in Control), or (iii) take any other action with respect to an Option that would be treated as a repricing under the rules and regulations of the principal U.S. national securities exchange on which the Shares are traded.

              5.4         Option Term.  The term of each Option must be fixed by the Committee in its sole discretion; provided that no Option may be exercisable after the expiration of seven (7) years from the date the Option is granted, except in the event of death or disability of the Participant; provided, however, that the term of the Option must not exceed five (5) years from the date the Option is granted in the case of an Incentive Stock Option granted to a Participant who, at the time of the grant, owns (or is deemed to own pursuant to Section 424(d) of the Code) stock representing more than 10% of the total combined voting power of all classes of stock of the Company or any Subsidiary.

5.5          Exercise of Options.

                         (a)          Vested Options granted under the Plan may be exercised by the Participant or by a Permitted Assignee thereof (or by the Participant’s executors, administrators, guardian or legal representative, as may be provided in an Award Agreement) as to all or part of the Shares covered thereby, by giving notice of exercise to the Company or its designated agent, specifying the number of Shares to be purchased.  The notice of exercise must be in such form, made in such manner, and must comply with such other requirements consistent with the provisions of the Plan as the Committee may prescribe from time to time.

                         (b)          Unless otherwise provided in an Award Agreement, full payment of the purchase price must be made at the time of exercise and must be made (i) in cash or cash equivalents (including certified check or bank check or wire transfer of immediately available funds), (ii) by tendering previously acquired Shares (either actually or by attestation) valued at their then Fair Market Value, (iii) with the consent of the Committee, by delivery of other consideration  having a Fair Market Value on the exercise date equal to the total purchase price, (iv) with the consent of the Committee, by withholding Shares otherwise issuable in connection with the exercise of the Option, (v) through any other method specified in an Award Agreement (including same-day sales through a broker) or as authorized by the Committee, including through any third party option administrator authorized by the Committee, or (vi) any combination of any of the foregoing.  The notice of exercise, accompanied by such payment, must be delivered to the Company at its principal business office or such other office or location as the Committee may from time to time direct, including to a third party option administrator authorized by the Committee, and must be in such form, containing such further provisions consistent with the provisions of the Plan, as the Committee may from time to time prescribe.  In no event may any Option granted hereunder be exercised for a fraction of a Share.

(c)           Notwithstanding the foregoing, an Award Agreement may provide that if on the last day of the term of an Option the Fair Market Value of one Share exceeds the option price per Share, the Participant has not exercised the Option (or a tandem Stock Appreciation Right, if applicable) and the Option has not expired, the Option may be deemed to have been exercised by the Participant on that day with payment made by withholding Shares otherwise issuable in connection with the exercise of the Option.  In such event, the Company must deliver to the Participant the number of Shares for which the Option was deemed exercised, less the number of Shares required to be withheld for the payment of the total purchase price and required withholding taxes; provided, however, any fractional Share must be settled in cash.

              5.6         Form of Settlement.  In its sole discretion, the Committee may provide that the Shares to be issued upon an Option’s exercise will be in the form of Restricted Stock or other similar securities.

              5.7        Incentive Stock Options.  The Committee may grant Incentive Stock Options to any Employee of the Company or any Subsidiary, subject to the requirements of Section 422 of the Code and the regulations thereunder.  Solely for purposes of determining whether Shares are available for the grant of Incentive Stock Options under the Plan, the maximum aggregate number of Shares that may be issued pursuant to Incentive Stock Options granted under the Plan is 2,003,758 Shares, subject to adjustment as provided in Sections 3.1(a) and 11.2.

 6.            STOCK APPRECIATION RIGHTS

              6.1       Grant and Exercise.  The Committee may provide Stock Appreciation Rights (i) in tandem with all or part of any Option granted under the Plan or at any subsequent time during the term of such Option, (ii) in tandem with all or part of any Award (other than an Option) granted under the Plan or at any subsequent time during the term of such Award, or (iii) without regard to any Option or other Award in each case upon such terms and conditions as the Committee may establish in its sole discretion.

6.2        Terms and Conditions.  Stock Appreciation Rights are subject to such terms and conditions, not inconsistent with the provisions of the Plan, as are determined from time to time by the Committee, including the following:

                         (a) Upon the exercise of a Stock Appreciation Right, the holder has the right to receive, for each Share for which the Stock Appreciation Right is exercised, the excess of (i) the Fair Market Value of one Share on the date of exercise (or such amount less than such Fair Market Value as the Committee so determines at any time during a specified period before the date of exercise) over (ii) the grant price of the Stock Appreciation Right.

                         (b) The Committee may determine in its sole discretion whether payment on exercise of a Stock Appreciation Right must be made in cash, in whole Shares or other property, or any combination thereof.

                         (c) The terms and conditions of Stock Appreciation Rights need not be the same with respect to each Participant.

                         (d) The Committee may impose such other terms and conditions on the exercise of any Stock Appreciation Right, as it deems appropriate.  A Stock Appreciation Right must: (i) have a grant price per Share of not less than the Fair Market Value of one Share on the date of grant or, if applicable, on the date of grant of an Option with respect to a Stock Appreciation Right granted in exchange for or in tandem with, but subsequent to, the Option (subject to the requirements of Section 409A of the Code) except in the case of Substitute Awards or in connection with an adjustment provided in Section 11.2, and (ii) have a term not greater than seven (7) years.

                         (e) An Award Agreement may provide that if on the last day of the term of a Stock Appreciation Right the Fair Market Value of one Share exceeds the grant price per Share of the Stock Appreciation Right, the Participant has not exercised the Stock Appreciation Right or the tandem Option (if applicable), and the Stock Appreciation Right has not expired, the Stock Appreciation Right will be deemed to have been exercised by the Participant on that day.  In that event, the Company must make payment to the Participant in accordance with this Section, reduced by the number of Shares (or cash) required for withholding taxes; any fractional Share must be settled in cash.

                         (f) Without the approval of the Company’s stockholders, other than pursuant to Section 11.2, the Committee may not (i) reduce the grant price of any Stock Appreciation Right after the date of grant, (ii) cancel any Stock Appreciation Right when the grant price per Share exceeds the Fair Market Value of one Share in exchange for cash or another Award (other than in connection with a Change in Control as defined in Section 10.3), or (iii) take any other action with respect to a Stock Appreciation Right that would be treated as a repricing under the rules and regulations of the principal U.S. national securities exchange on which the Shares are traded.

7.            RESTRICTED STOCK AND RESTRICTED STOCK UNITS

              7.1         Grants.  Awards of Restricted Stock and of Restricted Stock Units may be issued hereunder to Participants either alone or in addition to other Awards granted under the Plan (a “Restricted Stock Award” or “Restricted Stock Unit Award” respectively), and such Restricted Stock Awards and Restricted Stock Unit Awards may also be available as a form of payment of Performance Awards and other earned cash-based incentive compensation.  A Restricted Stock Award or Restricted Stock Unit Award may be subject to vesting restrictions during the Vesting Period as specified by the Committee.  The Committee has absolute discretion to determine whether any consideration (other than services) is to be received by the Company or any Subsidiary as a condition precedent to the issuance of Restricted Stock or Restricted Stock Units.

              7.2        Award Agreements.  The terms of any Restricted Stock Award or Restricted Stock Unit Award granted under the Plan must be set forth in an Award Agreement which must contain provisions determined by the Committee and not inconsistent with the Plan.  The terms of Restricted Stock Awards and Restricted Stock Unit Awards need not be the same with respect to each Participant.

              7.3         Rights of Holders of Restricted Stock and Restricted Stock Units.  Unless otherwise provided in the Award Agreement, beginning on the date of grant of the Restricted Stock Award and subject to execution of the Award Agreement, the Participant will become a stockholder of the Company with respect to all Shares subject to the Award Agreement and will have all of the rights of a stockholder, including the right to vote those Shares and the right to receive distributions made with respect to those Shares, subject to this Section 7.3.  A Participant receiving a Restricted Stock Unit Award has only those rights specifically provided for in the Award Agreements; provided, however, in no event will the Participant possess voting rights with respect to that Award.  Notwithstanding anything in this Plan to the contrary, any Shares or any other property distributable, credited, or accumulated as a dividend, dividend equivalent, or otherwise with respect to any Restricted Stock Award or Restricted Stock Unit Award as to which the restrictions have not yet lapsed are subject to the same restrictions and risk of forfeiture as the underlying Award, and shall not vest or be paid unless and until the underlying Award vests.

              7.4        Issuance of Shares.  Any Restricted Stock granted under the Plan may be evidenced in such manner as the Board may deem appropriate, including book-entry registration or issuance of a stock certificate or certificates, which certificate or certificates will be held by the Company.  Certificate or certificates, if any, evidencing Restricted Stock must be registered in the name of the Participant and must bear an appropriate legend referring to the restrictions applicable to such Restricted Stock.

8.            OTHER SHARE-BASED AWARDS

              8.1         Grants.  Other Awards of Shares and other Awards that are valued in whole or in part by reference to, or are otherwise based on, Shares or other property (“Other Share-Based Awards”), including deferred stock units, may be granted hereunder to Participants either alone or in addition to other Awards granted under the Plan.  Other Share-Based Awards may also be available as a form of payment of other Awards granted under the Plan and other earned cash-based compensation.

              8.2         Award Agreements.  The terms of Other Share-Based Award granted under the Plan must be set forth in an Award Agreement which must contain provisions determined by the Committee and not inconsistent with the Plan.  The terms of such Awards need not be the same with respect to each Participant.  Notwithstanding the provisions of this Section, dividend equivalents and any property distributed as a dividend or otherwise with respect to the number of Shares covered by an unvested Other Share-Based Award will be subject to restrictions and risk of forfeiture to the same extent as the underlying Award, and shall not be paid unless and until the underlying Award vests. Other Share-Based Awards may be subject to vesting restrictions during the Vesting Period as specified by the Committee.

              8.3         Payment.  Except as may be provided in an Award Agreement, Other Share-Based Awards may be paid in cash, Shares, other property, or any combination thereof in the sole discretion of the Committee.  Other Share-Based Awards may be paid in a lump sum or in installments or, in accordance with procedures established by the Committee, on a deferred basis subject to the requirements of Section 409A of the Code and the regulations thereunder.

              8.4          Deferral of Director Fees.  Subject to the limits set forth in Section 3.3, Directors must, if determined by the Board, receive Other Share-Based Awards in the form of deferred stock units in lieu of all or a portion of their annual retainer.  In addition, Directors may elect to receive Other Share-Based Awards in the form of deferred stock units in lieu of all or a portion of their annual and committee retainers and annual meeting fees, provided that such election is made in accordance with the requirements of Section 409A of the Code and the regulations thereunder and subject to the limits set forth in Section 3.3.  The Committee may, in its absolute discretion, establish such rules and procedures as it deems appropriate for such elections and for the payment in deferred stock units.

9.            PERFORMANCE AWARDS

              9.1         Grants.  Performance Awards in the form of Performance Cash, Performance Shares or Performance Units, as determined by the Committee in its sole discretion, may be granted hereunder to Participants, for no consideration or for such minimum consideration as may be required by applicable law, either alone or in addition to other Awards granted under the Plan.  The performance goals to be achieved for each Performance Period will be conclusively determined by the Committee and may be based upon the criteria set forth in Section 9.5.

              9.2         Award Agreements.  The terms of any Performance Award granted under the Plan must be set forth in an Award Agreement (or, if applicable, in a resolution duly adopted by the Committee) which must contain provisions determined by the Committee and not inconsistent with the Plan, including whether such Awards will have Dividend Equivalents.  The terms of Performance Awards need not be the same with respect to each Participant.

              9.3         Terms and Conditions.  The performance criteria to be achieved during any Performance Period and the length of the Performance Period must be determined by the Committee upon the grant of each Performance Award; provided, however, that a Performance Period may not be longer than five years.  The amount of the Award to be distributed will be conclusively determined by the Committee.

              9.4          Payment.  Except as provided in Article 11 or as may be provided in an Award Agreement, Performance Awards will be distributed only after the end of the relevant Performance Period.  Performance Awards may be paid in cash, Shares, other property, or any combination thereof, in the sole discretion of the Committee.  Performance Awards may be paid in a lump sum or in installments following the close of the Performance Period or, in accordance with procedures established by the Committee, on a deferred basis subject to the requirements of Section 409A of the Code and the regulations thereunder.

9.5         Performance Criteria.  Notwithstanding any other provision of the Plan, if the Committee determines at the time a Restricted Stock Award, a Restricted Stock Unit Award, a Performance Award or Other Share-Based Award is granted to a Participant who is, or is likely to be, as of the end of the tax year in which the Company would claim a deduction under applicable state law in connection with such Award, a “covered employee” within the meaning of Section 162(m) of the Code as in effect immediately before the enactment of Public Law No. 115-97, then the Committee may provide that this Section 9.5 is applicable to that Award. If the Committee determines that an Award is intended to be subject to this Section 9.5, the lapsing of restrictions thereon and the distribution of cash, Shares or other property pursuant thereto, as applicable will be subject to the achievement of one or more objective performance goals established by the Committee, which must be based on the attainment of specified levels of one or any combination of the following: net sales; revenue; revenue growth or product revenue growth; operating income (before or after taxes); pre- or after-tax income or loss (before or after allocation of corporate overhead and bonus); earnings or loss per share; net income or loss (before or after taxes); return on equity; total stockholder return; return on assets or net assets; appreciation in and/or maintenance of the price of the Shares or any other publicly-traded securities of the Company; market share; gross profits; earnings or losses (including earnings or losses before taxes, before interest and taxes, or before interest, taxes, depreciation and amortization); economic value-added models or equivalent metrics; comparisons with various stock market indices; reductions in costs; cash flow or cash flow per share (before or after dividends); return on capital (including return on total capital or return on invested capital); cash flow return on investment; improvement in or attainment of expense levels or working capital levels, including cash, inventory and accounts receivable; operating margin; gross margin; year-end cash; cash margin; debt reduction; stockholders equity; operating efficiencies; market share; customer satisfaction; customer growth; employee satisfaction; regulatory achievements (including submitting or filing applications or other documents with regulatory authorities or receiving approval of any such applications or other documents and passing pre-approval inspections); strategic partnerships or transactions (including in-licensing and out-licensing of intellectual property); establishing relationships with commercial entities with respect to the marketing, distribution and sale of the Company’s products (including with group purchasing organizations, distributors and other vendors); lead supply or other supply chain achievements); co-development, co-marketing, profit sharing, joint venture or other similar arrangements; financial ratios (including those measuring liquidity, activity, profitability or leverage); cost of capital or assets under management; financing and other capital raising transactions (including sales of the Company’s equity or debt securities); factoring transactions; sales or licenses of the Company’s assets (including its intellectual property, whether in a particular jurisdiction or territory or globally; or through partnering transactions); implementation, completion or attainment of measurable objectives with respect to research, development, manufacturing, commercialization, products or projects, production volume levels, acquisitions and divestitures; factoring transactions; and recruiting and maintaining personnel.  These performance goals also may be based solely by reference to the Company’s performance or the performance of a Subsidiary, division, business segment or business unit of the Company, or based upon the relative performance of other companies or upon comparisons of any of the indicators of performance relative to other companies. Any performance goals that are financial metrics, may be determined in accordance with U.S. Generally Accepted Accounting Principles (“GAAP”), in accordance with accounting principles established by the International Accounting Standards Board (“IASB Principles”), or may be adjusted when established to include or exclude any items otherwise includable or excludable under GAAP or under IASB Principles. The Committee may also exclude the impact of an event or occurrence which the Committee determines should appropriately be excluded, including (i) restructurings, discontinued operations, items of an unusual nature or infrequency of occurrence or non-recurring items; (ii) an event either not directly related to the operations of the Company, Subsidiary, division, business segment or business unit or not within the reasonable control of management; (iii) the cumulative effects of tax or accounting changes in accordance with U.S. generally accepted accounting principles; (iv) asset write-downs, (v) litigation or claim judgments or settlements; (vi) acquisitions or divestitures; (vii) reorganization or change in the corporate structure or capital structure of the Company; (vii) foreign exchange gains and losses; (ix) a change in the fiscal year of the Company; (x) the refinancing or repurchase of bank loans or debt securities; (xi), unbudgeted capital expenditures; (xii) the issuance or repurchase of equity securities and other changes in the number of outstanding shares; (xiii) conversion of some or all of convertible securities to common stock; (xiv) any business interruption event; or (xv) the effect of changes in other laws or regulatory rules affecting reported results. The Committee must set these performance goals (and any exclusions) within the first 90 days of the Performance Period, unless otherwise determined by the Committee in its sole discretion. Notwithstanding the foregoing, the Committee, in its sole discretion, may grant performance-based Awards that are based on other metrics, not specifically set forth in this Section.

 9.6         Adjustments. Notwithstanding any provision of the Plan (other than Article 11), with respect to any Restricted Stock Award, Restricted Stock Unit Award, Performance Award or Other Share-Based Award that is subject to Section 9.5, the Committee may adjust downwards, but not upwards, the amount payable pursuant to such Award, and the Committee may not waive the achievement of the applicable performance goals except in the case of the death or disability of the Participant or a Change in Control of the Company.

 9.7         Restrictions. The Committee has the power to impose such other restrictions on Awards subject to Section 9.5 as it may deem necessary or appropriate to ensure that the Awards satisfy all requirements for “qualified performance-based compensation" within the meaning of Section 162(m) of the Code in effect immediately before enactment of Public Law No. 115-97 and applicable state tax law.

10.            CHANGE IN CONTROL PROVISIONS

              10.1        Impact on Certain Awards.  Award Agreements may provide that in the event of a Change in Control of the Company:  (i) Options and Stock Appreciation Rights outstanding as of the date of the Change in Control will be cancelled and terminated without payment therefor if the Fair Market Value of one Share as of the date of the Change in Control is less than the per Share Option exercise price or Stock Appreciation Right grant price, and (ii) all Performance Awards will be considered to be earned and payable (either in full or pro rata based on the portion of the Performance Period completed as of the date of the Change in Control), and any limitations or other restrictions will lapse and such Performance Awards will be immediately settled or distributed.

10.2        Assumption or Substitution of Certain Awards.

                         (a) Unless otherwise provided in an Award Agreement, in the event of a Change in Control of the Company in which the successor company assumes or substitutes for an Option, Stock Appreciation Right, Restricted Stock Award, Restricted Stock Unit Award or Other Share-Based Award (or in which the Company is the ultimate parent corporation and continues the Award), if a Participant’s employment with such successor company (or the Company) or a subsidiary thereof terminates within 24 months following such Change in Control (or such other period set forth in the Award Agreement, including prior thereto if applicable) and under the circumstances specified in the Award Agreement:  (i) Options and Stock Appreciation Rights outstanding as of the date of such termination of employment will immediately vest, become fully exercisable, and may thereafter be exercised for 24 months (or the period of time set forth in the Award Agreement), but in no event later than the earlier of (A) the latest date on which the Option or Stock Appreciation Right would have expired by its original terms or (B) the date that is seven (7) years after the original date of grant of the Option or Stock Appreciation Right, (ii) the restrictions, limitations and other conditions applicable to Restricted Stock and Restricted Stock Units outstanding as of the date of such termination of employment will lapse and the Restricted Stock and Restricted Stock Units will become free of all restrictions, limitations and conditions and become fully vested, and (iii) the restrictions, limitations and other conditions applicable to any Other Share-Based Awards or any other Awards will lapse, and such Other Share-Based Awards or such other Awards will become free of all restrictions, limitations and conditions and become fully vested and transferable to the full extent of the original grant.  For the purposes of this Section 10.2, an Option, Stock Appreciation Right, Restricted Stock Award, Restricted Stock Unit Award or Other Share-Based Award will be considered assumed or substituted for if following the Change in Control the Award confers the right to purchase or receive, for each Share subject to the Option, Stock Appreciation Right, Restricted Stock Award, Restricted Stock Unit Award or Other Share-Based Award immediately prior to the Change in Control, the consideration (whether stock, cash or other securities or property) received in the transaction constituting a Change in Control by holders of Shares for each Share held on the effective date of such transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Shares); provided, however, that if such consideration received in the transaction constituting a Change in Control is not solely common stock of the successor company, the Committee may, with the consent of the successor company, provide that the consideration to be received upon the exercise or vesting of an Option, Stock Appreciation Right, Restricted Stock Award, Restricted Stock Unit Award or Other Share-Based Award, for each Share subject thereto, will be solely common stock of the successor company substantially equal in fair market value to the per Share consideration received by holders of Shares in the transaction constituting a Change in Control.  The determination of such substantial equality of value of consideration may be made by the Committee in its sole discretion and its determination is conclusive and binding.

                         (b) Unless otherwise provided in an Award Agreement, in the event of a Change in Control of the Company to the extent the successor company does not assume or substitute for an Option, Stock Appreciation Right, Restricted Stock Award, Restricted Stock Unit Award or Other Share-Based Award (or in which the Company is the ultimate parent corporation and does not continue the Award), then immediately prior to the Change in Control: (i) those Options and Stock Appreciation Rights outstanding as of the date of the Change in Control that are not assumed or substituted for (or continued) will immediately vest and become fully exercisable, (ii) restrictions, limitations and other conditions applicable to Restricted Stock and Restricted Stock Units that are not assumed or substituted for (or continued) will lapse and the Restricted Stock and Restricted Stock Units will become free of all restrictions, limitations and conditions and become fully vested, and (iii) the restrictions, other limitations and other conditions applicable to any Other Share-Based Awards or any other Awards that are not assumed or substituted for (or continued) will lapse, and such Other Share-Based Awards or such other Awards will become free of all restrictions, limitations and conditions and become fully vested and transferable to the full extent of the original grant.

                          (c) The Committee, in its discretion, may determine that, upon the occurrence of a Change in Control of the Company, each Option and Stock Appreciation Right outstanding will terminate within a specified number of days after notice to the Participant, and/or that each Participant will receive, with respect to each Share subject to such Option or Stock Appreciation Right, an amount equal to the excess of the Fair Market Value of such Share immediately prior to the occurrence of such Change in Control over the exercise price per Share of such Option and/or Stock Appreciation Right; such amount to be payable in cash, in one or more kinds of stock or property (including the stock or property, if any, payable in the transaction) or in a combination thereof, as the Committee, in its discretion, may determine.

              10.3       Change in Control.  For purposes of the Plan, unless otherwise provided in an Award Agreement, “Change in Control” means the occurrence of any one of the following events:

                         (a) During any twenty-four (24) month period, individuals who, as of the beginning of such period, constitute the Board (“Incumbent Directors”) cease for any reason to constitute at least a majority of the Board, provided that any person becoming a director subsequent to the beginning of such period whose election or nomination for election was approved by a vote of at least a majority of the Incumbent Directors then on the Board (either by a specific vote or by approval of the proxy statement of the Company in which such person is named as a nominee for director, without written objection to such nomination) will be an Incumbent Director; provided, however, that no individual initially elected or nominated as a director of the Company as a result of an actual or threatened election contest with respect to directors or as a result of any other actual or threatened solicitation of proxies by or on behalf of any person other than the Board will be deemed to be an Incumbent Director;

                         (b) Any “person” (as such term is defined in the Exchange Act and as used in Sections 13(d)(3) and 14(d)(2) of the Exchange Act) is or becomes a “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 50% or more of the combined voting power of the Company’s then outstanding securities eligible to vote for the election of the Board (“Company Voting Securities”); provided, however, that the event described in this paragraph (b) will not be deemed to be a Change in Control by virtue of any of the following acquisitions:  (i) by the Company or any Subsidiary, (ii) by any employee benefit plan (or related trust) sponsored or maintained by the Company or any Subsidiary, (iii) by any underwriter temporarily holding securities pursuant to an offering of such securities, (iv) pursuant to a Non-Qualifying Transaction, as defined in paragraph (c), or (v) by any person of Voting Securities from the Company, if a majority of the Incumbent Board approves in advance the acquisition of beneficial ownership of 50% or more of Company Voting Securities by that person;

                         (c) The consummation of a merger, consolidation, statutory share exchange or similar form of corporate transaction involving the Company or any of its Subsidiaries that requires the approval of the Company’s stockholders, whether for such transaction or the issuance of securities in the transaction (a “Business Combination”), unless immediately following such Business Combination:  (i) more than 50% of the total voting power of (A) the corporation resulting from such Business Combination (“Surviving Corporation”), or (B) if applicable, the ultimate parent corporation that directly or indirectly has beneficial ownership of 100% of the voting securities eligible to elect directors of the Surviving Corporation (“Parent Corporation”), is represented by Company Voting Securities that were outstanding immediately prior to such Business Combination (or, if applicable, is represented by shares into which such Company Voting Securities were converted pursuant to such Business Combination), and such voting power among the holders thereof is in substantially the same proportion as the voting power of such Company Voting Securities among the holders thereof immediately prior to the Business Combination, (ii) no person (other than any employee benefit plan (or related trust) sponsored or maintained by the Surviving Corporation or the Parent Corporation), is or becomes the beneficial owner, directly or indirectly, of 50% or more of the total voting power of the outstanding voting securities eligible to elect directors of the Parent Corporation (or, if there is no Parent Corporation, the Surviving Corporation) and (iii) at least a majority of the members of the board of directors of the Parent Corporation (or, if there is no Parent Corporation, the Surviving Corporation) following the consummation of the Business Combination were Incumbent Directors at the time of the Board’s approval of the execution of the initial agreement providing for such Business Combination (any Business Combination which satisfies all of the criteria specified in (i), (ii) and (iii) above is deemed to be a “Non-Qualifying Transaction”); or

                          (d) The stockholders of the Company approve a plan of complete liquidation or dissolution of the Company or the consummation of a sale of all or substantially all of the Company’s assets.

Notwithstanding the foregoing, a Change in Control will not be deemed to occur solely because any person acquires beneficial ownership of more than 50% of the Company Voting Securities as a result of the acquisition of Company Voting Securities by the Company which reduces the number of Company Voting Securities outstanding; provided, that if after such acquisition by the Company such person becomes the beneficial owner of additional Company Voting Securities that increases the percentage of outstanding Company Voting Securities beneficially owned by such person, a Change in Control of the Company will then occur.

11.            GENERALLY APPLICABLE PROVISIONS

              11.1        Amendment and Termination of the Plan.  The Board may, from time to time, alter, amend, suspend or terminate the Plan as it may deem advisable, subject to any requirement for stockholder approval imposed by applicable law, including the rules and regulations of the principal U.S. national securities exchange on which the Shares are traded; provided that the Board may not amend the Plan in any manner that would result in noncompliance with Rule 16b-3 of the Exchange Act; and further provided that the Board may not, without the approval of the Company’s stockholders, amend the Plan to (i) increase the number of Shares that may be the subject of Awards under the Plan (except for adjustments pursuant to Section 11.2), (ii) expand the types of awards available under the Plan, (iii) change the class of persons eligible to receive grants of Incentive Stock Options or materially expand the class of persons eligible to participate in the Plan, (iv) increase the maximum number of Shares that may be issued pursuant to Incentive Stock Options, (v) amend Section 5.3 or Section 6.2(f) to eliminate the requirements relating to minimum exercise price, minimum grant price and stockholder approval, (vi) increase the maximum permissible term of any Option specified by Section 5.4 or the maximum permissible term of a Stock Appreciation Right specified by Section 6.2(d), or (vii) increase the limits specified in Section 3.3 (except for adjustments pursuant to Section 11.2).  Except pursuant to Section 11.2, the Board may not, without the approval of the Company’s stockholders, cancel an Option or Stock Appreciation Right in exchange for cash when the exercise or grant price per share exceeds the Fair Market Value of one Share or take any action with respect to an Option or Stock Appreciation Right that would be treated as a repricing under the rules and regulations of the principal U.S. securities exchange on which the Shares are traded, including a reduction of the exercise price of an Option or the grant price of a Stock Appreciation Right or the exchange of an Option or Stock Appreciation Right for cash or another Award.  The Plan may be amended without shareholder approval to provide for Awards that do not receive favorable tax treatment under Code Sections 162(m) as in effect immediately before enactment of Public Law 115-7 and applicable state tax law or 422 or otherwise. In addition, no amendments to, or termination of, the Plan will impair the rights of a Participant in any material respect under any Award previously granted without such Participant’s consent.

              11.2        Adjustments.  In the event of any merger, reorganization, consolidation, recapitalization, dividend or distribution (whether in cash, shares or other property, other than a regular cash dividend), stock split, reverse stock split, spin-off or similar transaction or other change in corporate structure affecting the Shares or the value thereof, such adjustments and other substitutions must be made to the Plan and to Awards as the Committee deems equitable or appropriate taking into consideration the accounting and tax consequences, including such adjustments in the aggregate number, class and kind of securities that may be delivered under the Plan, the number of Shares set forth in the Limitations contained in the first sentence of Section 3.4 (but not the dollar amount set forth in the second sentence of Section 3.4), the maximum number of Shares that may be issued pursuant to Incentive Stock Options and, in the aggregate or to any Participant, the number, class, and kind of securities subject to outstanding Awards granted under the Plan and the exercise price or grant price of such outstanding Awards granted under the Plan (including, if the Committee deems appropriate, the substitution of similar options to purchase the shares of, or other awards denominated in the shares of, another company) as the Committee may determine to be appropriate; provided, however, that the number of Shares subject to any Award must always be a whole number.

               11.3       Transferability of Awards.  Except as provided below, no Award and no Shares that have not been issued or as to which any applicable restriction, performance or deferral period has not lapsed, may be sold, assigned, transferred, pledged or otherwise encumbered, other than by will or the laws of descent and distribution, and such Award may be exercised during the life of the Participant only by the Participant or the Participant’s guardian, members of a committee for incompetent former employees, or similar persons duly authorized by law to administer the estate or assets of former employees.  To the extent and under such terms and conditions as determined by the Committee and except for Incentive Stock Options, Options may be exercised and the Shares acquired on exercise may be resold by a Participant’s family member who has acquired the Options from the Participant through a gift or a domestic relations order (a “Permitted Assignee”).  For purposes of this Section, “family member” includes any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, including adoptive relationships, any person sharing the Participant’s household (other than a tenant or employee), a trust in which these persons have more than fifty percent of the beneficial interest, a foundation in which these persons (or the Participant) control the management of assets, and any other entity in which these persons (or the Participant) own more than fifty percent of the voting interests; provided that such Permitted Assignee will be bound by and subject to all of the terms and conditions of the Plan and the Award Agreement relating to the transferred Award and must execute an agreement satisfactory to the Company evidencing such obligations; and provided further that such Participant remains bound by the terms and conditions of the Plan.  The Company must cooperate with any Permitted Assignee and the Company’s transfer agent in effectuating any transfer permitted under this Section.  Awards may not be transferred to third party financial institutions and Awards may not be transferred for value.  A transfer for value does not include: (i) a transfer under a domestic relations order in settlement of marital property rights; or (ii) a transfer to an entity in which more than fifty percent of the voting interests are owned by the family members (or the Participant) in exchange for an interest in that entity.  An Incentive Stock Option is not transferable (other than by will or by the laws of descent and distribution) by the Participant and is exercisable, during the lifetime of the Participant, only by the Participant.

              11.4       Termination of Employment or Services.  The Committee must determine and set forth in each Award Agreement whether any Awards granted in such Award Agreement will continue to be exercisable, continue to vest or be earned and the terms of such exercise, vesting or earning, on and after the date that a Participant ceases to be employed by or to provide services to the Company or any Subsidiary (including as a Director), whether by reason of death, disability, voluntary or involuntary termination of employment or services, or otherwise.  The date of termination of a Participant’s employment or services will be determined by the Committee, which determination will be final.

              11.5       Deferral; Dividend Equivalents.  The Committee is authorized to establish procedures pursuant to which the payment of any Award may be deferred.  Subject to the provisions of the Plan and any Award Agreement, the recipient of an Award other than an Option or Stock Appreciation Right may, if so determined by the Committee, be entitled to receive amounts equivalent to cash, stock or other property dividends on Shares (“Dividend Equivalents”) with respect to the number of Shares covered by the Award, as determined by the Committee, in its sole discretion.  The Committee may provide that the Dividend Equivalents (if any) will be deemed to have been reinvested in additional Shares or otherwise reinvested; provided, however, that in all cases, the Dividend Equivalents shall be subject to the same vesting or performance conditions and risks of forfeiture as the underlying Award and shall not be paid unless and until the underlying Award vests.

              11.6       Mandatory Deferral of Income. The Committee, in its sole discretion, may require that one or more Award Agreements contain provisions which provide that, in the event Section 162(m) of the Code as in effect on December 31, 2017 or any successor provision relating to excessive employee remuneration, would operate to disallow a deduction by the Company with respect to all or part of any Award, a Participant’s receipt of the benefit relating to such Award that would not be deductible by the Company shall be deferred until the next succeeding year or years in which the Participant’s remuneration does not exceed the limit set forth in such provisions of the Code; provided, however, that such deferral does not violate Code Section 409A.

12.            MISCELLANEOUS

              12.1      Award Agreements.  Each Award Agreement must either be (i) in writing in a form approved by the Committee and executed by the Company by an officer duly authorized to act on its behalf, or (ii) an electronic notice in a form approved by the Committee and recorded by the Company (or its designee) in an electronic recordkeeping system used for the purpose of tracking one or more types of Awards as the Committee may provide; in each case and if required by the Committee, the Award Agreement must be executed or otherwise electronically accepted by the recipient of the Award in such form and manner as the Committee may require.  The Committee may authorize any officer of the Company to execute any or all Award Agreements on behalf of the Company.  The Award Agreement must set forth the material terms and conditions of the Award as established by the Committee consistent with the provisions of the Plan.

              12.2      Tax Withholding.  The Company has the right to make all payments or distributions pursuant to the Plan to a Participant (or a Permitted Assignee thereof) (any such person, a “Payee”) net of any applicable federal, state and local taxes required to be paid or withheld (including any taxes, penalties and interest under Section 409A of the Code) as a result of (i) the grant of any Award, (ii) the exercise of an Option or Stock Appreciation Right, (iii) the delivery of Shares or cash, (iv) the lapse of any restrictions in connection with any Award, (v) the vesting of any Award, or (vi) any other event occurring pursuant to the Plan.  The Company or any Subsidiary has the right to withhold from wages or other amounts otherwise payable to such Payee such withholding taxes as may be required by law, or to otherwise require the Payee to pay such taxes, penalties and interest required to be withheld or paid by the Participant.  If the Payee fails to make such tax payments as are required, the Company or its Subsidiaries will, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to such Payee or to take such other action as may be necessary to satisfy such withholding obligations.  The Committee is authorized to establish procedures for election by Participants to satisfy such obligation for the payment of such taxes by tendering previously acquired Shares (either actually or by attestation, valued at their then Fair Market Value), or by directing the Company to retain Shares (up to the Participant’s minimum required tax withholding rate or such other rate that will not cause an adverse accounting consequence or cost) otherwise deliverable in connection with the Award.

              12.3     Right of Discharge Reserved; Claims to Awards.  Nothing in the Plan nor the grant of an Award hereunder confers upon any Employee, Director, officer or Consultant the right to continue in the employment or service of the Company or any Subsidiary or affect any right that the Company or any Subsidiary may have to terminate the employment or service of (or to demote or to exclude from future Awards under the Plan) any such Employee, Director, officer or Consultant at any time for any reason.  Except as specifically provided by the Committee, the Company will not be liable for the loss of existing or potential profit from an Award granted in the event of termination of an employment or other relationship.  No Employee, Director, officer or Consultant will have any claim to be granted any Award under the Plan, and there is no obligation for uniformity of treatment of Employees, Directors, officers or Consultants under the Plan.

              12.4       Substitute Awards.  Notwithstanding any other provision of the Plan, the terms of Substitute Awards may vary from the terms set forth in the Plan to the extent the Committee deems appropriate to conform, in whole or in part, to the provisions of the awards in substitution for which they are granted.

              12.5       Cancellation of Award; Forfeiture of Gain.  Notwithstanding anything to the contrary contained herein, an Award Agreement may provide that the Award will be canceled if the Participant, without the consent of the Company, while employed by or providing services to the Company or any Subsidiary or after termination of such employment or service, violates a non-competition, non-solicitation or non-disclosure covenant or agreement or otherwise engages in activity that is in conflict with or adverse to the interest of the Company or any Subsidiary (including conduct contributing to any financial restatements or financial irregularities), as determined by the Committee in its sole discretion.  The Committee may provide in an Award Agreement that if within the time period specified in the Agreement the Participant establishes a relationship with a competitor or engages in an activity referred to in the preceding sentence, the Participant will forfeit any gain realized on the vesting or exercise of the Award and must repay such gain to the Company.

              12.6      Stop Transfer Orders.  All certificates or book-entries for Shares delivered under the Plan pursuant to any Award will be subject to such stop-transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations and other requirements of the Securities and Exchange Commission (“SEC”), any stock exchange upon which the Shares are then listed, and any applicable federal or state securities law, and the Committee may cause a legend or legends to be put on any such certificates or noted in the book entries to make appropriate reference to such restrictions.

              12.7       Nature of Payments.  All Awards made pursuant to the Plan are in consideration of services performed or to be performed for the Company or any Subsidiary, division or business unit of the Company.  Any income or gain realized pursuant to Awards under the Plan constitutes a special incentive payment to the Participant and must not be taken into account, to the extent permissible under applicable law, as compensation for purposes of any of the employee benefit plans of the Company or any Subsidiary except as may be determined by the Committee or by the Board or board of directors of the applicable Subsidiary.

              12.8        Other Plans.  Nothing contained in the Plan prevents the Board from adopting other or additional compensation arrangements, subject to stockholder approval if such approval is required; and such arrangements may be either generally applicable or applicable only in specific cases.

              12.9        Severability.  The provisions of the Plan are severable.  If any provision of the Plan is held unlawful or otherwise invalid or unenforceable in whole or in part by a court of competent jurisdiction or by reason of change in a law or regulation, such provision will (i) be deemed limited to the extent that such court of competent jurisdiction deems it lawful, valid and/or enforceable and as so limited will remain in full force and effect, and (ii) not affect any other provision of the Plan or part thereof, each of which will remain in full force and effect.  If the making of any payment or the provision of any other benefit required under the Plan is held unlawful or otherwise invalid or unenforceable by a court of competent jurisdiction, such unlawfulness, invalidity or unenforceability will not prevent any other payment or benefit from being made or provided under the Plan, and if the making of any payment in full or the provision of any other benefit required under the Plan in full would be unlawful or otherwise invalid or unenforceable, then such unlawfulness, invalidity or unenforceability will not prevent such payment or benefit from being made or provided in part, to the extent that it would not be unlawful, invalid or unenforceable, and the maximum payment or benefit that would not be unlawful, invalid or unenforceable will be made or provided under the Plan.

              12.10      Construction.  As used in the Plan, the words “include” and “including,” and variations thereof, are not terms of limitation, but rather must be deemed to be followed by the words “without limitation.”

              12.11       Unfunded Status of the Plan.  The Plan is intended to constitute an “unfunded” plan for incentive compensation.  With respect to any payments not yet made to a Participant by the Company, nothing contained herein gives any such Participant any rights that are greater than those of a general creditor of the Company.  In its sole discretion, the Committee may authorize the creation of trusts or other arrangements to meet the obligations created under the Plan to deliver the Shares or payments in lieu of or with respect to Awards hereunder; provided, however, that the existence of such trusts or other arrangements is consistent with the unfunded status of the Plan.  No deferral of compensation within the meaning of the Employee Retirement Income Security Act of 1974 is permitted under this Plan or any Award Agreement for any Participant that is not an executive officer or director of the Company or a Subsidiary.

              12.12       Governing Law.  The Plan and all determinations made and actions taken thereunder, to the extent not otherwise governed by the Code or the laws of the United States, is governed by the laws of the State of Delaware, without reference to principles of conflict of laws, and construed accordingly.

              12.13        Effective Date of Plan; Termination of Plan.  The Plan will be effective as of the date on which the stockholders approve the Plan in accordance with the Company’s certificate of incorporation and bylaws and the rules of the principal U.S. national securities exchange on which the Shares are traded (“Effective Date”).  For the avoidance of doubt, the Effective Date is the date the Company’s stockholders approve the Plan at the 2018 Annual Meeting of Stockholders. The Plan will become effective on the Effective Date and will be null and void and of no effect if the foregoing approval is not obtained.  No Incentive Stock Option may be granted under the Plan if the Plan is not approved by the Company’s stockholders within 12 months of the Board Approval Date.  Awards may be granted under the Plan at any time after the Effective Date (or prior to the Effective Date, as long as any such prior grants are subject to and conditioned upon the approval of the Plan by the Company’s stockholders) and from time to time on, or prior to, the Plan Expiration Date, on which date the Plan will expire except as to Awards then outstanding under the Plan. Such outstanding Awards will remain in effect until they have been exercised or terminated, or have expired.

              12.14       Foreign Employees and Consultants.  Awards may be granted to Participants who are foreign nationals or employed or providing services outside the United States, or both, on such terms and conditions different from those applicable to Awards to Employees or Consultants providing services in the United States as may, in the judgment of the Committee, be necessary or desirable in order to recognize differences in local law or tax policy.  The Committee also may impose conditions on the exercise or vesting of Awards in order to minimize the Company’s obligation with respect to tax equalization for Employees or Consultants on assignments outside their home country.

              12.15        Compliance with Section 409A of the Code.  This Plan is intended to comply and must be administered in a manner that is intended to comply with Section 409A of the Code and the regulations thereunder and must be construed and interpreted in accordance with that intent.

                         (a)     To the extent that an Award or the payment, settlement or deferral thereof is subject to Section 409A of the Code, the Award must be granted, paid, settled or deferred in a manner that will comply with Section 409A of the Code, including regulations or other guidance issued with respect thereto, except as otherwise determined by the Committee.  Any provision of this Plan that would cause the grant of an Award or the payment, settlement or deferral thereof to fail to satisfy Section 409A of the Code must be amended to comply with Section 409A of the Code on a timely basis, which may be made on a retroactive basis, in accordance with regulations and other guidance issued under Section 409A of the Code and the regulations thereunder.

                    (b)      Notwithstanding any other provision of this Plan or any Award Agreement:

                                   (i)            if this Plan or any Award Agreement provides that a payment, distribution or benefit constituting deferred compensation under Code Section 409A and the regulations thereunder will be made or provided to a Participant as a result of an event constituting a Change in Control, such payment, distribution or benefit will not be payable to such Participant as a result of such event unless such event also constitutes a “change in control event” as defined in Treasury Regulation Section 1.409A-3(i)(5)(i), and any such payment, distribution or benefit payable as a result of such a change in control event must be made or provided to such Participant no later than five (5) days following the occurrence of the change in control event.

                                   (ii)            With respect to a Participant who is a “specified employee” within the meaning of Code Section 409A(a)(2)(B)(i) and the regulations thereunder, no payment, distribution or benefit that constitutes deferred compensation under Code Section 409A and the regulations thereunder may be made or provided to such Participant during the 6-month period following such Participant’s “separation from service” (within the meaning of Code Section 409A(a)(2)(A)(i) and the regulations thereunder), to the extent necessary in order to avoid the imposition of excise taxes.  However, if any payment, distribution or benefit is delayed as a result of the previous sentence, then such payment, distribution or benefit must be made or provided to the Participant, without interest, on the first business day following the end of such 6-month period (or such earlier date upon which such amount can be paid without resulting in a prohibited distribution under Code Section 409A(a)(2)(B)(i) and the regulations thereunder, including as a result of the Participant’s death).

12.16       No Registration Rights; No Right to Settle in Cash.  The Company has no obligation to register with any governmental body or organization (including, without limitation, the SEC) any of (i) the offer or issuance of any Award, (ii) any Shares issuable upon the exercise of any Award, or (iii) the sale of any Shares issued upon exercise of any Award, regardless of whether the Company in fact undertakes to register any of the foregoing.  In particular, in the event that any of (x) any offer or issuance of any Award, (y) any Shares issuable upon exercise of any Award, or (z) the sale of any Shares issued upon exercise of any Award are not registered with any governmental body or organization (including, without limitation, the SEC), the Company will not under any circumstance be required to settle its obligations, if any, under this Plan in cash.

              12.17       Captions.  The captions in the Plan are for convenience of reference only, and are not intended to narrow, limit or affect the substance or interpretation of the provisions contained herein.

              12.18       Indemnification.  To the maximum extent permitted by applicable law, each member of the Committee and the Board must be indemnified and held harmless by the Company from and against: (i) any loss, cost, liability, or expense (including attorneys’ fees and costs) that may be imposed upon or reasonably incurred by him or her in connection with or resulting from any claim, action, suit, or proceeding (whether civil, administrative, investigative or criminal) to which he or she may be a party or in which he or she may be involved by reason of any action taken or failure to act under the Plan or any Award Agreement, and (ii) from any and all amounts paid by him or her in settlement thereof, with the Company’s approval, or paid by him or her in satisfaction of any such claim, action, suit, or proceeding against him or her.  The foregoing right to indemnification is not exclusive of any other rights to indemnification to which a member of the Committee or the Board may be entitled under the Company’s Certificate of Incorporation, Bylaws, or agreement or as a matter of law, or otherwise, or under any power that the Company may have to indemnify the member or hold them harmless.